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McDirmit, Davis, Lauteria,
Puckett, Vogal & Company, P.A.

                                                                    Exhibit 23.4

              Consent of Independent Certified Public Accountants
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To The Board of Directors
CNL Fund Advisors, Inc.

     We agree to the use of our report, dated April 30, 1999, on our audit of the financial statements of CNL Fund Advisors, Inc. for the year ended December 31, 1998, as needed.

/s/ MCDIRMIT, DAVIS, LAUTERIA,

    PUCKETT, VOGEL & COMPANY, P.A.

Orlando, Florida

December 20, 1999